                                                                  Exhibit (h.30)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                           ING FINANCIAL ADVISERS, LLC

                                       AND

                        RELIASTAR LIFE INSURANCE COMPANY


    This Amendment is dated as of the 1st day of May, 2003 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and ReliaStar Life Insurance Company (the "Company") (collectively, the "Parties").

    WHEREAS, the Parties entered into a Participation Agreement dated as of December 6, 2001 (the "Agreement") and subsequently amended March 26, 2002 and October 1, 2002, respectively;

    WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

    NOW THEREFORE, the parties hereby amend the Agreement in the following form:

    1. By replacing the existing Schedule B with the Schedule B attached.

    2. All of the other provisions contained in the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY


By:     /s/  Laurie M. Tillinghast        By:    /s/  Laurie M. Tillinghast
        ------------------------------           -------------------------------
Name:   Laurie M. Tillinghast             Name:  Laurie M. Tillinghast
        ------------------------------           -------------------------------
Title:  President                         Title: Vice President
        ------------------------------           -------------------------------


ING FINANCIAL ADVISERS, LLC               RELIASTAR LIFE INSURANCE COMPANY


By:     /s/  Christina Lareau             By:    /s/  Laurie M. Tillinghast
        ------------------------------           -------------------------------
Name:   Christina Lareau                  Name:  Laurie M. Tillinghast
        ------------------------------           -------------------------------
Title:  Vice President                    Title: Vice President
        ------------------------------           -------------------------------

                                   SCHEDULE B

                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

    ING Alger Growth Portfolio - Initial, Adviser and Service Class
    ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class
    ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
    ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
    ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and Service Class
    ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and Service Class
    ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
    ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
    ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
    ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
    ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
    ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
    ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
    ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
    ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service
    Class
    ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and Service Class
    ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class




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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.